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                                 Stockton Bates
                                       &
                                 Company, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS


                        CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the inclusion of our Independent Auditors' Report dated February 6, 1998, pertaining to the financial statements of Pennsylvania Savings Bank at and for the years ended December 31, 1997 and 1996 and September 30, 1995 for use in Amendment No. 2 to the Registration Statement on Form S-1 of PSB Bancorp, Inc. under the Securities Act of 1933.


                                /s/ Stockton Bates & Company, P.C.

                                    Certified Public Accountants

Philadelphia, Pennsylvania

May 1, 1998




          42 South 15th Street, Suite 600; Philadelphia, Pennsylvania
                      19102; 215.241.7500 Fax 215.567.3813
        Offices in Haddonfield, New Jersey and Lancaster, Pennsylvania.
       Member of American Group of CPA Firms with Worldwide Affiliations